EXHIBIT 10.7

GUARANTEE AGREEMENT

        GUARANTEE dated as of July 30, 2004 (this "Guarantee"), made among each of the subsidiaries of the Borrower (as defined below) listed on the signature pages of this Guarantee (each such subsidiary individually, a "Guarantor" and, collectively, the "Guarantors") and the Agents (as defined below) for the lenders (the "Lenders") from time to time parties to the Senior Subordinated Loan Agreement dated as of July 30, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Subordinated Loan Agreement") among Rockwood Specialties Group, Inc., a Delaware corporation (the "Borrower"), the Lenders, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent (the "Administrative Agent"), Goldman Sachs Credit Partners L.P., as syndication agent (in such capacity, the "Syndication Agent") for the Lenders, and UBS AG, Stamford Branch, as documentation agent (in such capacity, the "Documentation Agent") for the Lenders and Credit Suisse First Boston, acting through its Cayman Islands Branch, UBS Securities LLC and Goldman Sachs Credit Partners L.P. as lead arrangers (the "Lead Arrangers" and together with the Administrative Agent, the Documentation Agent and the Syndication Agent, the "Agents").

W I T N E S S E T H:

        WHEREAS, pursuant to the Senior Subordinated Loan Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

        WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

        WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans by the Lenders; and

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make the Loans available to the Borrower under the Senior Subordinated Loan Agreement that the Guarantors shall have executed and delivered this Guarantee to the Agents for the ratable benefit of the Lenders;

        NOW THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Senior Subordinated Loan Agreement and to induce the Lenders to make the Loans available to the Borrower under the Senior Subordinated Loan Agreement, the Guarantors hereby agree with the Agents, for the ratable benefit of the Lenders, as follows:

        1.    Defined Terms.

        (a)   Unless otherwise defined herein, terms defined in the Senior Subordinated Loan Agreement and used herein shall have the meanings given to them in the Senior Subordinated Loan Agreement.

        (b)   As used herein, the term "Closing Time" means 24:00 (German time) on the Closing Date.

        (c)   As used herein, the term "Guaranteed Obligations" means the collective reference to the unpaid principal of and interest on the Loans (including, without limitation, PIK Interest Amounts and interest accruing at the then applicable rate provided in the Senior Subordinated Loan Agreement after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and any other Obligations of the Borrower to the Agents or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with, the Senior Subordinated Loan Agreement, this Agreement, the other Credit Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by the Borrower or any Guarantor pursuant to the terms of any of the foregoing agreements).

        (d)   References to "Lenders" in this Guarantee shall be deemed to include Assignees.

        (e)   The words "hereof", "herein", "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section references are to Sections of this Guarantee unless otherwise specified.

        (f)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        2.    Guarantee.

        (a)   Subject to the provisions of Sections 2(b) and 10 and effective immediately upon the Closing Time, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to each of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

        (b)   Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

        (c)   Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) that may be paid or incurred by any Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Guaranteed Obligations are paid in full.

        (d)   Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agents or any Lender hereunder.

        (e)   No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agents or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Guaranteed Obligations or payments received or collected from such Guarantor in respect of the Guaranteed Obligations, remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full.

        (f)    Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agents or any Lender on account of its liability hereunder, it will notify the Agents in writing that such payment is made under this Guarantee for such purpose.

        3.    Right of Contribution.    Each Guarantor hereby agrees to the extent that a Guarantor shall have paid more than its proportionate share of any payment hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the other Agents and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the other Agents and the Lenders for the full amount guaranteed by such Guarantor hereunder.

        4.    Right of Set-off.    Each Guarantor hereby irrevocably authorizes the Agents and each Lender at any time and from time to time following (a) the occurrence and during the continuance of an Event of Default and (b) the declaration by the Agents or the Lenders, as specified in Section 11 of the Senior Subordinated Loan Agreement, that the Loans are due and payable pursuant to the provisions of said Section 11, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, due or to become due, at any time held or owing by the Agents or such Lender to or for the credit or the account of such Guarantor. The Agents and each Lender shall notify such Guarantor promptly of any such set-off and the appropriation and application made by the Agents or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        5.    No Subrogation.    Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Agents or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agents or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Agents or any Lender for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agents and the Lenders by the Borrower on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agents in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agents, if required), to be applied against the Guaranteed Obligations, whether due or to become due, in such order as the Agents may determine.

        6.    Net payments; Tax Gross-Up.

        (a)   All payments made by a Guarantor under this Guarantee shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agents or any Lender and (ii) any taxes imposed on the Agents or any Lender as a result of a current or former connection between the Agents or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agents or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Guarantee). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agents or any Lender hereunder, the amounts so payable to the Agents or such Lender shall be increased to the extent necessary to yield to the Agents or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable under this Guarantee at the rates or in the amounts specified in this Guarantee; provided, however, that a Guarantor shall not be required to increase any such amounts payable to any Lender that is not created or organized under the laws of the United States of America or a state thereof (a "Non-U.S. Lender") if such Lender fails to comply with the requirements of paragraph (b) of this Section 5. Whenever any Non-Excluded Taxes are payable by any Guarantor, as promptly as possible thereafter, such Guarantor shall send to the Agents for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by such Guarantor showing payment thereof. If a Guarantor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agents the required receipts or other required documentary evidence, such Guarantor shall indemnify the Agents and the Lenders for any incremental taxes, interest, costs or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 5 shall survive the termination of this Guarantee and the payment of the Loans and all other amounts payable hereunder.

        (b)   Each Non-U.S. Lender shall:

          (i)    deliver to each Guarantor and the Agents two copies of either (x) in the case of Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", United States Internal Revenue Service Form W-8BEN, together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of such Guarantor and is not a controlled foreign corporation related to such Guarantor (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), or (y) Internal Revenue Servie Form W-8BEN or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by any Guarantor under this Guarantee;

          (ii)   deliver to such Guarantor and the Agents two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Guarantor; and

          (iii)  obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested in writing by any Guarantor or the Agents;

        unless, in any such case, any change in treaty, law or regulation, has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 of the Senior Subordinated Loan Agreement or a Lender pursuant to Section 13.6 of the Senior Subordinated Loan Agreement shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5(b), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased. Notwithstanding anything to the contrary, no Lender or Participant shall be required to deliver any form or certification that it is not legally able to deliver.

        (c)   A Guarantor shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to the Senior Subordinated Loan Agreement (or, in the case of a Participant that is not an entity organized under the laws of the United States of America or a state thereof (a "Non-U.S. Participant"), on the date such Participant became a Participant under the Senior Subordinated Loan Agreement); provided, however, that this clause (i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by the Borrower or such Guarantor, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of paragraph (b) above or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to paragraph (b) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

        (d)   If a Guarantor determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the Agents, as applicable, shall cooperate with such Guarantor in challenging such taxes at such Guarantor's expense if so requested by such Guarantor. If any Lender or the Agents, as applicable, receives a refund of a tax for which a payment has been made by a Guarantor pursuant to this Agreement, which refund in the good faith judgment of such Lender or Agents, as the case may be, is attributable to such payment made by such Guarantor, then the Lender or the Agents, as the case may be, shall reimburse such Guarantor for such amount (together with any interest received thereon) as the Lender or the Agents, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Lender or the Agents shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither the Lender nor the Agents shall be obliged to disclose any information regarding its tax affairs or computations to any Guarantor in connection with this paragraph (d) or any other provision of this Section 5.

        7.    Amendments, etc. with Respect to the Obligations; Waiver of Rights.    Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Agents or any Lender may be rescinded by such party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agents or any Lender, and the Senior Subordinated Loan Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agents (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agents or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agents nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Agents or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any Guarantor or guarantor, and any failure by the Agents or any Lender to make any such demand or to collect any payments from the Borrower or any such Guarantor or guarantor or any release of the Borrower or such Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the

Agents or any Lender against any of the Guarantors. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

        8.    Guarantee Absolute and Unconditional.    Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Guaranteed Obligations, and notice of or proof of reliance by the Agents or any Lender upon this Guarantee or acceptance of this Guarantee, the Guaranteed Obligations or any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Senior Subordinated Loan Agreement or any other Credit Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agents or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Agents or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agents and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Agents or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agents and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full.

        9.    Reinstatement.    This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Agents or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

        10.    Payments.    Each Guarantor hereby guarantees that payments hereunder will be paid to the Agents without set-off or counterclaim in Dollars or Euros, as applicable, at the Administrative Agent's Office.

        11.    Terms of Subordination.

        (a)   Agreement To Subordinate.Each Guarantor agrees, and each Agent, Lender and holder of any Note, by its acceptance thereof, as the case may be, also agrees, that the Obligations of the Guarantors pursuant to this Guarantee (the "Guarantor Bridge Obligations") are subordinated in right of payment, to the extent and in the manner provided in this Section 10, to the prior payment in full in cash or Cash Equivalents (other than those cash equivalents referred to in clause (iii)(B) of the definition of "Cash Equivalents" in the Senior Subordinated Loan Agreement) of all Senior Indebtedness of each Guarantor, whether outstanding on the date of this Agreement or incurred thereafter, and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Guarantor Bridge Obligations of each Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor and shall rank senior to all existing and future Subordinated Indebtedness of such Guarantor; and only Indebtedness of each Guarantor that is Senior Indebtedness of such Guarantor shall rank senior to the Guarantor Bridge Obligations of such Guarantor in accordance with the provisions set forth herein. All provisions of this Section 10 shall be subject to Section 10(l).

        (b)   Liquidation, Dissolution, Bankruptcy. Upon any distribution to creditors of a Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities, the holders of Senior Indebtedness of the Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents of such Senior Indebtedness and all outstanding Letter of Credit Obligations thereunder shall be fully cash collateralized before the Lenders will be entitled to receive any payment with respect to the Guarantor Bridge Obligations, and until all Senior Indebtedness of the Guarantor is paid in full in cash or Cash Equivalents (other than those cash equivalents referred to in clause (iii)(B) of the definition of "Cash Equivalents" in the Senior Subordinated Loan Agreement), any distribution to which the Lenders would be entitled shall be made to the holders of such Senior Indebtedness (except that Lenders may receive shares of stock and any debt securities that are subordinated at least to the same extent as the Guarantor Bridge Obligations to (a) such Senior Indebtedness and (b) any securities issued in exchange for such Senior Indebtedness).

        (c)   Default on Senior Indebtedness. No Guarantor shall make any payment upon or in respect of the Guarantor Bridge Obligations (except that Lenders may receive shares of stock and any debt securities that are subordinated at least to the same extent as the Guarantor Bridge Obligations to (a) Senior Indebtedness of such Guarantor and (b) any securities issued in exchange for such Senior Indebtedness) if (i) a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers' acceptances or fees relating to letters of credit or bankers' acceptances constituting Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace in the indenture, agreement or other document governing such Designated Senior Indebtedness (a "payment default") or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods (a "non-payment default") and the Administrative Agent receives a notice of such default (a "Payment Blockage Notice") from a representative of holders of any such Designated Senior Indebtedness. Payments on the Guarantor Bridge Obligations, including any missed payments, may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents (other than those cash equivalents referred to in clause (iii)(B) of the definition of "Cash Equivalents" in the Senior Subordinated Loan Agreement) and all outstanding Letter of Credit obligations thereunder shall have been fully cash collateralized and

(b) in case of a nonpayment default, the earlier of (x) the date on which such nonpayment default is cured or waived or shall have ceased to exist, (y) 179 days after the date on which the applicable Payment Blockage Notice is received (each such period, the "Payment Blockage Period") or (z) the date such Payment Blockage Period shall be terminated by written notice to the Administrative Agent from the requisite holders of such Designated Senior Indebtedness necessary to terminate such period or from their Representative. No new Payment Blockage Period may be commenced unless and until 365 days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice. However, if any Payment Blockage Notice within such 365-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the administrative agent under the Senior Secured Credit Facilities), the administrative agent under the Senior Secured Credit Facilities may give another Payment Blockage Notice within such period. In no event, however, shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Administrative Agent shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

        (d)   Acceleration of Payment of Loans. If payment of the Loans is accelerated because of an Event of Default, the Guarantor or the Administrative Agent shall promptly notify the holders of Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Guarantor shall not pay the Guarantor Bridge Obligations until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, shall pay the Loans or other Guarantor Bridge Obligations only if this Section 10 otherwise permits payment at that time.

        (e)   When Distribution Must Be Paid Over. If a distribution is made to Lenders (including by way of set off) that because of this Section 10 should not have been made to them, the Lenders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the relevant Guarantor and pay it over to them as their interests may appear.

        (f)    Subrogation. After all Senior Indebtedness of the Guarantors is paid in full and until the Guarantor Bridge Obligations of the Guarantors are paid in full, Lenders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Section 10 to holders of such Senior Indebtedness which otherwise would have been made to Lenders is not, as between the applicable Guarantor and Lenders, a payment by such Guarantor on such Senior Indebtedness.

        (g)   Relative Rights. This Section 10 defines the relative rights of Lenders and holders of Senior Indebtedness of the Guarantors. Nothing in this Agreement shall:

            (1)   impair, as between each Guarantor and Lenders, the obligation of each Guarantor, which is absolute and unconditional, to pay principal of, and interest on, the Loans and the Guarantor Bridge Obligations of such Guarantor in accordance with their terms; or

            (2)   prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of each Guarantor to receive distributions otherwise payable to Lenders.

        (h)   Subordination May Not Be Impaired by any Guarantor. No right of any holder of Senior Indebtedness of any Guarantor to enforce the subordination of the Guarantor Bridge Obligations shall be impaired by any act or failure to act by any Guarantor or by its failure to comply with this Guarantee.

        (i)    Rights of Agents. Notwithstanding Section 10(c), the Administrative Agent (but not any Credit Party) may continue to make payments on the Guarantor Bridge Obligations and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Administrative Agent receives notice satisfactory to it that payments may not be made under this Section 10. Any Guarantor, a Representative or a holder of Senior Indebtedness of any Guarantor may give the notice; provided, however, that, if an issue of Senior Indebtedness of any Guarantor has a Representative, only the Representative may give the notice.

        The Agents in their individual or any other capacities may hold Senior Indebtedness of any Guarantor with the same rights they would have if they were not Agents. The Agents shall each be entitled to all the rights set forth in this Section 10 with respect to any Senior Indebtedness of any Guarantor which may at any time be held by them, to the same extent as any other holder of such Senior Indebtedness; and nothing in Section 12 of the Senior Subordinated Loan Agreement shall deprive any Agent of any of its rights as such holder. Nothing in this Section 10 shall apply to claims of, or payments to, any Agent under or pursuant to Section 12.7 of the Senior Subordinated Loan Agreement.

        (j)    Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Guarantor, the distribution may be made and the notice may be given to their Representative (if any).

        (k)   Section 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment of the Guarantor Bridge Obligations by reason of any provision in this Section 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Section 10 shall have any effect on the right of the Lenders or the Administrative Agent to accelerate the maturity of the Loans or the other Bridge Obligations.

        (l)    Agent Entitled To Rely. Upon any payment or distribution pursuant to this Section 10, the Administrative Agent and the Lenders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10(b) are pending, (ii) upon a certificate of the Administrative Agent or agent or other Person making such payment or distribution to the Administrative Agent or to the Lenders or (iii) upon the Representatives for the holders of Senior Indebtedness of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10. In the event that the Administrative Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Section 10, the Administrative Agent may request such Person to furnish evidence to the reasonable satisfaction of the Administrative Agent as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Section 10, and, if such evidence is not furnished, the Administrative Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 12 of the Senior Subordinated Loan Agreement shall be applicable to all actions or omissions of actions by the Administrative Agent pursuant to this Section 10.

        (m)  Administrative Agent To Effectuate Subordination. Each Lender authorizes and directs the Administrative Agent on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Lenders and the holders of Senior Indebtedness of each Guarantor as provided in this Section 10 and appoints the Administrative Agent as attorney-in-fact for any and all such purposes.

        (n)   Administrative Agent Not Fiduciary for Holders of Senior Indebtedness. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any

Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to the Lenders or such Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Guarantor shall be entitled by virtue of this Section 10 or otherwise; provided that this clause (n) shall not impair the rights of holders of Senior Indebtedness under this Section 10 as against the Lenders and the Guarantor.

        (o)   Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Guarantor, whether such Senior Indebtedness was created or acquired before or after the Closing Date, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

        (p)   Agents' Compensation Not Prejudiced. Nothing in this Section 10 shall apply to amounts due to the Agents pursuant to the Senior Subordinated Loan Agreement.

        12.    Representations and Warranties; Covenants.

        (a)   Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of the Senior Subordinated Loan Agreement as they relate to such Guarantor or the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agents and each Lender shall be entitled to rely on each of them as if they were fully set forth herein.

        (b)   Each Guarantor hereby covenants and agrees with the Agents and each Lender that, from and after the date of this Guarantee until the Guaranteed Obligations are paid in full, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement of the Senior Subordinated Loan Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

        13.    Authority of Agents.    Each Guarantor acknowledges that the rights and responsibilities of the Agents under this Guarantee with respect to any action taken by the Agents or the exercise or non-exercise by the Agents of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agents and the Lenders, be governed by the Senior Subordinated Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agents and such Guarantor, the Agents shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

        14.    Notices.    All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Senior Subordinated Loan Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower at the Borrower's address set forth in Section 13.2 of the Senior Subordinated Loan Agreement.

        15.    Counterparts.    This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Agents and the Borrower.

        16.    Severability.    Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        17.    Integration.    This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agents or any Lender relative to the subject matter hereof not reflected herein.

        18.    Amendments in Writing; No Waiver; Cumulative Remedies.

        (a)   None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Agents in accordance with Section 13.1 of the Senior Subordinated Loan Agreement.

        (b)   Neither the Agents nor any Lender shall by any act (except by a written instrument pursuant to Section 17(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agents or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agents or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Agents or such Lender would otherwise have on any future occasion.

        (c)   The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        19.    Section Headings.    The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        20.    Successors and Assigns.    This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns, except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agents; provided, however, that to the extent any Guarantor is released from its obligations under the Senior Guarantee as permitted by the Senior Secured Credit Agreement, such Guarantor shall be released from its obligations under this Guarantee without further action.

        21.    Release.    All obligations of any Guarantor under this Guarantee shall be automatically and unconditionally released and discharged upon (i) any sale, transfer, exchange or other disposition of all of the Capital Stock in, or all or substantially all the assets of, such Guarantor in a transaction permitted under the Senior Subordinated Loan Agreement, (ii) the release or discharge of (A) such Guarantor's obligations under the Senior Guarantee as permitted by the Senior Secured Credit Agreement or (B) the Guaranteed Obligations or (iii) if the Borrower properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary. In connection with any such release, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor's expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 21 shall be without recourse to or warranty by the Administrative Agent.

        22.    Additional Guarantors.    Pursuant to Section 9.10 of the Senior Subordinated Loan Agreement, the Borrower will cause each Person who guarantees the Obligations of the Borrower under the Senior Secured Credit Facilities to execute a supplement to this Guarantee substantially in the form of Annex A hereto, (a "Guarantee Supplement"), in order to become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Guarantee Supplement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

        23.    WAIVER OF JURY TRIAL.    EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        24.    Submission to Jurisdiction; Waivers.    Each Guarantor hereby irrevocably and unconditionally:

        (a)   submits for itself and its property in any legal action or proceeding relating to this Guarantee, any other Credit Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

        (b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 13 or at such other address of which the Agents shall have been notified pursuant thereto;

        (d)   agrees that nothing herein shall affect the right of the Agents or any Lender to effect service of process in any other manner permitted by law or shall limit the right of the Agents or any Lender to sue in any other jurisdiction; and

        (e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 23 any special, exemplary, punitive or consequential damages.

        25.    GOVERNING LAW.    THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ALPHAGARY CORPORATION,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
ADVANTIS TECHNOLOGIES, INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
CERAMTEC NORTH AMERICA INNOVATIVE CERAMIC ENGINEERING CORPORATION,
by	/s/ WALTER DOLLMAN
	Name:	Walter Dollman
	Title:	President/CEO
CHEMETALL CHEMICAL PRODUCTS INC.,
by	/s/ PHILIP E. KELLY
	Name:	Philip E. Kelly
	Title:	President
CHEMETALL CORP.,
by	/s/ PHILIP E. KELLY
	Name:	Philip E. Kelly
	Title:	President
CHEMETALL FOOTE CORP.,
by	/s/ PAUL J. SEAMAN
	Name:	Paul J. Seaman
	Title:	Vice President
CHEMICAL SPECIALTIES, INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
COMPUGRAPHICS U.S.A. INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary

CYANTEK CORPORATION,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
ELECTROCHEMICALS INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
EXSIL, INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
FOOTE CHILE HOLDING COMPANY,
by	/s/ PAUL J. SEAMAN
	Name:	Paul J. Seaman
	Title:	Vice President
LUREX, INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
OAKITE PRODUCTS, INC.,
by	/s/ GREGORY V. POFF
	Name:	Gregory V. Poff
	Title:	Vice President
ROCKWOOD AMERICA INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
ROCKWOOD SPECIALTIES INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
ROCKWOOD PIGMENTS NA, INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary

RS FUNDING CORPORATION,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
RW HOLDING CORP.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
SACHTLEBEN CORPORATION,
by	/s/ PAUL FRAZIER
	Name:	Paul Frazier
	Title:	Vice President
SOUTHERN CLAY PRODUCTS, INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
SOUTHERN COLOR N.A., INC.,
by	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary
CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent and Lead Arranger
by	/s/ DAVID J. DODD
	Name:	David J. Dodd
	Title:	Associate
by	/s/ ALEXIS F. MAGED
	Name:	Alexis F. Maged
	Title:	Director
GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent and Lead Arranger
by	/s/ WILLIAM W. ARCHER
	Name:	William W. Archer
	Title:	Managing Director

UBS SECURITIES LLC, as Lead Arranger
by	/s/ ERIC H. COOMBS
	Name:	Eric H. Coombs
	Title:	Executive Director
by	/s/ WALTER JERVEY
	Name:	Walter Jervey
	Title:	Director and Counsel Region Americas Legal
UBS AG, Stamford Branch, as Documentation Agent
by	/s/ WILFRED V. SAINT
	Name:	Wilfred V. Saint
	Title:	Director Banking Products Services, US
by	/s/ JOSELIN FERNANDES
	Name:	Joselin Fernandes
	Title:	Associate Director Banking Products Services, US

ANNEX A
TO THE GUARANTEE

GUARANTEE SUPPLEMENT

        SUPPLEMENT NO.    dated as of                        , to the Guarantee (the "Guarantee") dated as of July 30, 2004, among each of the subsidiaries listed on the signature pages thereof (each such subsidiary individually, a "Guarantor" and, collectively, the "Guarantors" and Credit Suisse First Boston, acting through its Cayman Islands Branch, Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Agents (in such capacity, the "Agents") for the lenders (the "Lenders") from time to time parties to the Senior Subordinated Loan Agreement.

        A. Reference is made to (a) the Senior Subordinated Loan Agreement dated as of July 30, 2004 (as amended, supplemented or otherwise modified from time to time, the "Senior Subordinated Loan Agreement"), among Rockwood Specialties Group, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent (the "Syndication Agent"), UBS AG, Stamford Branch, as Documentation Agent (the "Documentation Agent"), Credit Suisse First Boston, acting through its Cayman Islands Branch, UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Lead Arrangers (in such capacity, the "Lead Arrangers") and (b) the Guarantee.

        B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee and the Senior Subordinated Loan Agreement.

        C. The Guarantors have entered into the Guarantee in order to induce the Lenders to make the Loans. Section 9.10 of the Senior Subordinated Loan Agreement and Section 21 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Senior Subordinated Loan Agreement to become a Guarantor under the Guarantee in order to induce the Lenders to continue to make the Loans and as consideration for Loans previously made.

        Accordingly, the Agents and the New Guarantor agree as follows:

        SECTION 1. In accordance with Section 21 of the Guarantee, the New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder (including the Subordination provisions in Section 10) and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee shall be deemed to include the New Guarantor. The Guarantee is hereby incorporated herein by reference.

        SECTION 2. Subject to the provisions of Section 2(b) and 10 of the Guarantee, the New Guarantor hereby, jointly and severally with the other Guarantors, unconditionally and irrevocably, guarantees to each of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

        SECTION 3. The New Guarantor represents and warrants to the Agents and all Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        SECTION 4. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agents shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Agents. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

        SECTION 5. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

        SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee. All communications and notices hereunder to the New Guarantor shall be given to it in care of the Borrower at the Borrower's address set forth in Section 13.2 of the Senior Subordinated Loan Agreement.

        SECTION 9. The New Guarantor agrees to reimburse the Agents for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Agents.

        IN WITNESS WHEREOF, the New Guarantor and the Agents have duly executed this Supplement to the Guarantee as of the day and year first above written.

[Name of New Guarantor]
By:	Name: Title:

, as Agents
By:	Name: Title: